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                                                                    EXHIBIT 99.2


                        CONSENT TO SERVE AS A DIRECTOR


     I hereby agree to serve as a director of Data Translation II, Inc. (the "Company") following its registration of shares of common stock. I also agree to the inclusion of the references to me in the Company's Registration Statement on Form 10 and any prospectus included therein as a person who has agreed to serve as a director of the Company.


                                                /s/ D'Anne Hurd
                                                --------------------
                                                Ms. D'Anne Hurd
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                        CONSENT TO SERVE AS A DIRECTOR


     I hereby agree to serve as a director of Data Translation II, Inc. (the "Company") following its registration of shares of common stock. I also agree to the inclusion of the references to me in the Company's Registration Statement on Form 10 and any prospectus included therein as a person who has agreed to serve as a director of the Company.


                                                  /s/ David Cyganski
                                                  -----------------------
                                                  Dr. David Cyganski